Contact:          Hannah Burns      (212) 272-2395
                  Maura Gaenzle     (212) 272-4445
                  Ellen Glickman    (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                         REPORTS FIRST QUARTER RESULTS;
                            ANNOUNCES ANNUAL MEETING

NEW YORK, October 14, 1998 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's first fiscal quarter ended September 25, 1998.

         Revenues, net of interest expense, for the quarter ended September 25, 1998 were $740.9 million, a 25.6% decrease from $996.1 million for the comparable quarter a year ago. Net income for the first quarter of fiscal year 1999 was $64.1 million, or 40 cents per share, down 60.3% from $161.6 million, or $1.11 per share, for the comparable quarter last year. The company's annualized after-tax return on common equity for the trailing 12-month period ended September 25, 1998 was 17.6% and for the three-month period ended September 25, 1998 was 6.7%.

         Commenting on the results for the quarter, James E. Cayne, president and chief executive officer, said, "The impact of volatile market conditions on the company's trading and investment banking businesses was partially offset by a solid contribution from our correspondent clearing business, which has been a consistently stable and substantial component of our earnings base. During the quarter, our risk monitoring and credit procedures and controls worked effectively."
          "Throughout our 75-year history, the safety and soundness of Bear Stearns has been, and continues to be, a priority. Bear Stearns' ability to generate solid results in all operating environments has been a function of our ability to manage the market, credit and funding risks inherent in our business. Managing risk begins first and foremost with the expertise, experience and judgment of senior managers in the trading departments. We would like to recognize all of the loyal and dedicated employees at Bear Stearns whose performance during this difficult environment has been exceptionally gratifying."

         The cornerstone of Bear Stearns' risk management practice is constant communication between trading departments and senior management concerning inventory positions and market risk profile. Quantitative models are utilized as a supplement to the firm's other risk management tools, as the firm believes that these models alone do not sufficiently monitor and control risk.

         Mr. Cayne added, "Recent events in the securities markets have created an operating environment that continues to be a tremendous challenge for our industry. Our comprehensive risk management process, in addition to a diverse portfolio of businesses, has enabled us to reduce the negative impact of volatile and adverse market conditions."

         "While the results for the quarter declined from last year, exposures and losses relating to emerging markets, including Russia, were not significant. Our trading areas were negatively affected as credit spreads widened and volatility in the equity and fixed income markets increased in reaction to the global turmoil. Yet, despite this difficult climate, our trading revenues were positive for each month of the quarter. Investor and issuer concerns arising from the tumultuous market conditions worldwide dampened our financial advisory and underwriting activities during the quarter, with transaction volume at lower levels than the past two years."

         Bear Stearns has cleared for professional traders, including hedge funds, for 25 years and is a recognized leader in this business. The company has always acknowledged the risks of this activity and, therefore, has historically maintained margin requirements and resisted lowering or eliminating them in exchange for short-term gains. The extension of margin debt is determined by the systematic analysis of the securities held and trading strategy being utilized by a customer. Based on our experience from the market dislocation in October 1987, clients are now allowed maximum leverage only if their portfolios satisfy the firm's internal risk parameters. Portfolios are analyzed and evaluated daily through extensive simulation analysis designed to estimate market-related risk.

A brief summary of revenues and compensation as a percentage of net revenues reported for the first quarter of fiscal year 1999 compared to the prior year period follows: Commission revenues rose 12.8% to $240.8 million. Investment banking revenues were $121.8 million, down 44.5%. Principal transactions revenues fell 49.7% to $197.0 million. Net interest revenues were $165.1 million, an increase of 11.8%. Compensation as a percentage of net revenues was 54.8% versus 50.1%.

Annual  Meeting
The  Bear  Stearns   Companies  Inc.  1998  Annual  Meeting  of
Stockholders will be held on Thursday, October 29, 1998, at 5:00 p.m. in the fifth floor auditorium at the company's headquarters located at 245 Park Avenue in New York City. The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has approximately 9,400 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Paris, Sao Paulo, Shanghai, Singapore and Tokyo. As of September 25, 1998 total capital, including stockholders' equity and long-term borrowings, was $18.4 billion. Book value as of September 25, 1998 was $24.11 per share, based on 151,639,932 shares outstanding.

                                        ***
                          Financial Statements Attached

For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's 1998 Annual Report to Shareholders and its Form 10K, and in the company's Quarterly Reports on Form 10-Q for fiscal 1998.


                                                     THE BEAR STEARNS COMPANIES INC.
                                                   CONSOLIDATED STATEMENTS OF INCOME
                                                              (UNAUDITED)
                                                         Three Months Ended
                                               -------------------------------------
                                                   September 25,        September 26,
                                                       1998                 1997
                                               ---------------     -----------------
                                               (In thousands, except per share data)
Revenues
     Commissions                               $        240,800    $         213,444
     Principal transactions                             197,049              391,514
     Investment banking                                 121,776              219,328
     Interest and dividends                           1,147,839              964,571
     Other income                                        16,140               24,148
                                             ------------------    -----------------
        Total Revenues                                1,723,604            1,813,005
     Interest expense                                   982,703              816,915
                                             ------------------    -----------------
     Revenues, net of interest expense                  740,901              996,090
                                             ------------------    -----------------
Expenses
     Employee compensation and benefits                 405,881              499,197
     Floor brokerage, exchange
        and clearance fees                               42,064               39,585
     Communications                                      33,095               28,133
     Depreciation and amortization                       32,394               26,017
     Occupancy                                           25,888               23,546
     Advertising and market development                  23,038               15,954
     Data processing and equipment                       10,985               12,234
     Other expenses                                      74,247               84,286
                                             ------------------    -----------------
        Total expenses                                  647,592              728,952
                                             ------------------    -----------------
Income before provision for
     income taxes                                        93,309              267,138
Provision for income taxes                               29,206              105,520
                                             ------------------    -----------------
Net income                                     $         64,103       $      161,618
                                             ==================    =================
Net income applicable to
     common shares                             $         54,008       $      155,693
                                             ==================    =================
Earnings per share                             $           0.40       $         1.11
                                             ==================    =================
Weighted average common and
     common equivalent shares
     outstanding                                    152,084,654          152,011,423
                                            ==================     =================
Cash dividends declared
     per common share                          $           0.15       $         0.15
                                             ==================    =================



                             THE BEAR STEARNS COMPANIES INC.
                            CONSOLIDATED STATEMENTS OF INCOME
                                       (UNAUDITED)

                                                        Three Months Ended
                                           -----------------------------------------
                                                  September 25,           June 30,
                                                      1998                  1998
                                           ------------------   --------------------
                                              (In thousands, except per share data)
Revenues
     Commissions                              $       240,800        $       232,685
     Principal transactions                           197,049                492,214
     Investment banking                               121,776                305,875
     Interest and dividends                         1,147,839              1,202,524
     Other income                                      16,140                 12,945
                                            ----------------------------------------
         Total Revenues                             1,723,604              2,246,243
     Interest expense                                 982,703              1,024,902
                                           -----------------------------------------
     Revenues, net of interest expense                740,901              1,221,341
                                           -----------------------------------------
Expenses
     Employee compensation and benefits               405,881                563,497
     Floor brokerage, exchange
         and clearance fees                            42,064                 42,651
     Communications                                    33,095                 34,118
     Depreciation and amortization                     32,394                 32,322
     Occupancy                                         25,888                 25,664
     Advertising and market development                23,038                 23,808
     Data processing and equipment                     10,985                 11,172
     Other expenses                                    74,247                217,083
                                           -----------------------------------------
         Total expenses                               647,592                950,315
                                           -----------------------------------------
Income before provision for
     income taxes                                      93,309                271,026
Provision for income taxes                             29,206                 98,756
                                           -----------------------------------------
Net income                                    $        64,103        $       172,270
                                           =========================================
Net income applicable to
     common shares                            $        54,008        $       162,232
                                           =========================================
Earnings per share                            $         0.40         $          1.23
                                           =========================================
Weighted average common and
     common equivalent shares
     outstanding                                  152,084,654            148,355,621
                                           =========================================
Cash dividends declared
     per common share                         $          0.15        $          0.15
                                           =========================================
